UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

December 28, 2001

Date of report (Date of earliest event reported)

ASSISTED LIVING CONCEPTS, INC.
(exact name of registrant as specified in its charter)

NEVADA	1-13498	93-1148702

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

11835 NE Glenn Widing Drive, Bldg E, Portland, OR 97220-9057

(Address of Principal Executive Offices) (Zip Code)

(503) 252-6233

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 3. BANKRUPTCY OR RECEIVERSHIP
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

     On October 1, 2001, Assisted Living Concepts, Inc. (the “Company”), and its wholly owned subsidiary, Carriage House Assisted Living, Inc. (“Carriage House”, and together with the Company, the “Debtors”) each filed a voluntary petition under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware in Wilmington (the “Court”), case nos. 01-10674 and 01-10670, respectively, which are being jointly administered. On December 5, 2001, the Court entered an order approving the first amended joint plan of reorganization, which order was amended on December 28, 2001 (the “Plan”). The amended confirmation order is filed as an exhibit to this Form.

     On January 1, 2002, the Debtors emerged from the proceedings under Chapter 11 of the Bankruptcy Code (the “Effective Date”). The Plan authorized the issuance as of the Effective Date (subject to the Reserve described below) of $40.25 million aggregate principal amount of seven-year secured notes, CUSIP No. 04543M AA 5 (the “New Senior Secured Notes”), bearing interest at 10% per annum, payable semi-annually in arrears, and $15.25 million aggregate principal amount of ten-year secured notes, CUSIP No. 04543M AB 3 (the “New Junior Secured Notes” and collectively with the New Senior Secured Notes, the “New Notes”), bearing interest payable in additional New Junior Secured Notes for three years at 8% per annum and thereafter payable in cash at 12% per annum, payable semi-annually in arrears, and (c) 6,500,000 shares of new common stock, par value $0.01 (the “New Common Stock”) of the reorganized Company.

     At the Effective Date, the new Board of Directors of the reorganized Company consists of seven members as follows: Leonard Tannenbaum, Andre Dimitriadis, W. Andrew Adams (Chairman), Matthew Patrick, Mark Holliday, Richard Ladd and Wm. James Nicol, the Chief Executive Officer of the Company.

     The Company held back from the initial issuance of New Common Stock and New Notes on the Effective Date, $440,178 of New Senior Secured Notes, $166,775 of New Junior Secured Notes and 68,241 shares of New Common Stock (collectively, the “Reserve”) to be issued to holders of Allowed Class 4 Claims at a later date. The total amount of, and the identities of all of the holders of, the Allowed Class 4 Claims will not be known until after the Effective Date, either because certain Allowed Class 4 Claims are Disputed Claims (as defined in the Plan) or because those claims were not made by their holders prior to December 19, 2001, the cutoff date for calculating the Reserve (the “Cutoff Date”). Once the total amount of the Allowed Class 4 Claims and the identities of the holders of those claims are determined, the shares of New Common Stock and the New Notes held in the Reserve will be distributed pro rata among the holders of the Allowed Class 4 Claims (the date of this distribution, the “Subsequent Distribution Date”).

     If the Reserve is insufficient to cover Allowed Class 4 Claims allowed after the Cutoff Date, the Company and its subsidiaries will have no further liability with respect to those Class 4 Claims and the holders of those claims will receive proportionately lower distributions of shares of New Common Stock and New Notes than the holders of Allowed Class 4 Claims

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allowed prior to the Cutoff Date. If the Reserve exceeds the distributions necessary to cover Allowed Class 4 Claims allowed after the Cutoff Date, the additional securities remaining in the Reserve will be distributed among all holders of Allowed Class 4 Claims so as to ensure that each holder of an Allowed Class 4 Claim receives, in the aggregate, its pro rata share of the New Common Stock and the New Notes. In this case, the holders of Allowed Class 4 Claims allowed prior to the Cutoff Date will receive distributions of securities both on the Effective Date and on the Subsequent Distribution Date.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  and (b)      None.

(c)

Exhibit 2.1	Amended Findings of Fact, Conclusions of Law and Order Confirming the Joint Plan of Reorganization dated December 28, 2001 (filed herewith)

Exhibit 99.1	Press Release of the Company dated January 4, 2002 (filed herewith)

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSISTED LIVING CONCEPTS, INC.

By: /s/ DREW Q. MILLER

Name: Drew Q. Miller Title: Senior Vice President, Chief Financial Officer and Treasurer

Date: January 4, 2002

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EXHIBIT INDEX

EXHIBIT NO.	DOCUMENT DESCRIPTION

Exhibit 2.1	Amended Findings of Fact, Conclusions of Law and Order Confirming the Joint Plan of Reorganization dated December 28, 2001 (filed herewith)

Exhibit 99.1	Press Release of the Company dated January 4, 2002 (filed herewith)

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